                                                                    EXHIBIT 12
                                                                    ----------
                                                                    Page 1 of 3
                                                                    -----------


                            BANKAMERICA CORPORATION
                       Ratio of Earnings to Fixed Charges

                                           Three Months
                                          Ended March 31                 Year Ended December 31
                                         -----------------   -----------------------------------------------
          (dollar amounts in millions)    1994      1993      1993      1992      1991      1990      1989
                                         -------   -------   -------   -------   -------   -------   -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense (other
  than interest on deposits)             $  322    $  295    $1,215    $1,126    $  743    $  912    $  932
 Interest factor in rent expense             27        28       112        95        82        85        93
 Other                                        -         -         2         1         1         1         1
                                         ------    ------    ------    ------    ------    ------    ------
                                         $  349    $  323    $1,329    $1,222    $  826    $  998    $1,026
                                         ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                  $  513    $  484    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                    375       365     1,474     1,190       749       284       245
 Fixed charges                              349       323     1,329     1,222       826       998     1,026
 Other                                      (13)       (1)      (39)      (14)      (15)      (16)      (25)
                                         ------    ------    ------    ------    ------    ------    ------
                                         $1,224    $1,171    $4,718    $3,890    $2,684    $2,381    $2,349
                                         ======    ======    ======    ======    ======    ======    ======


Ratio of earnings to fixed charges,
 excluding interest on deposits            3.51      3.63      3.55      3.18      3.25      2.39      2.29

INCLUDING INTEREST ON DEPOSITS

Fixed charges:
 Interest expense                        $1,019    $1,082    $4,186    $4,895    $5,388    $6,097    $5,536
 Interest factor in rent expense             27        28       112        95        82        85        93
 Other                                        -         -         2         1         1         1         1
                                         ------    ------    ------    ------    ------    ------    ------
                                         $1,046    $1,110    $4,300    $4,991    $5,471    $6,183    $5,630
                                         ======    ======    ======    ======    ======    ======    ======


Earnings:
 Income from operations                  $  513    $  484    $1,954    $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                    375       365     1,474     1,190       749       284       245
 Fixed charges                            1,046     1,110     4,300     4,991     5,471     6,183     5,630
 Other                                      (13)       (1)      (39)      (14)      (15)      (16)      (25)
                                         ------    ------    ------    ------    ------    ------    ------
                                         $1,921    $1,958    $7,689    $7,659    $7,329    $7,566    $6,953
                                         ======    ======    ======    ======    ======    ======    ======


Ratio of earnings to fixed charges,
 including interest on deposits            1.84      1.76      1.79      1.53      1.34      1.22      1.23

                                                            EXHIBIT 12
                                                            -----------
                                                            Page 2 of 3
                                                            -----------
                            BANKAMERICA CORPORATION
           Ratio of Earnings to Fixed Charges and Preferred Dividends


                                                Three Months
                                               Ended March 31                      Year Ended December 31
                                            --------------------       -----------------------------------------------
(dollar amounts in millions)                    1994      1993          1993      1992      1991      1990      1989
                                            --------------------       -------   -------   -------   -------   -------

EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
 Interest expense (other
  than interest on deposits)                $  322      $  295         1,215     $1,126    $  743    $  912    $  932
 Interest factor in rent expense                27          28           112         95        82        85        93
 Preferred dividend requirements/a/            104         105           423        304       102        58        66
 Other                                           -           -             2          1         1         1         1
                                            ------      ------        ------     ------    ------    ------    ------
                                            $  453      $  428        $1,752     $1,526    $  928    $1,056    $1,092
                                            ======      ======        ======     ======    ======    ======    ======


Earnings:
 Income from operations                     $  513      $  484        $1,954     $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                       375         365         1,474      1,190       749       284       245
 Fixed charges, excluding preferred
  dividend requirements                        349         323         1,329      1,222       826       998     1,026
 Other                                         (13)         (1)          (39)       (14)      (15)      (16)      (25)
                                            ------      ------        ------     ------    ------    ------    ------
                                            $1,224      $1,171        $4,718     $3,890    $2,684    $2,381    $2,349
                                            ======      ======        ======     ======    ======    ======    ======


Ratio of earnings to fixed charges
 and preferred dividends, excluding
 interest on deposits                         2.70        2.74          2.69       2.55      2.89      2.25      2.15

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
 Interest expense                           $1,019      $1,082        $4,186     $4,895     5,388    $6,097    $5,536
 Interest factor in rent expense                27          28           112         95        82        85        93
 Preferred dividend requirements/a/            104         105           423        304       102        58        66
 Other                                           -           -             2          1         1         1         1
                                            ------      ------        ------     ------    ------    ------    ------
                                            $1,150      $1,215        $4,723     $5,295    $5,573    $6,241    $5,696
                                            ======      ======        ======     ======    ======    ======    ======


Earnings:
 Income from operations                     $  513      $  484        $1,954     $1,492    $1,124    $1,115    $1,103
 Applicable income taxes                       375         365         1,474      1,190       749       284       245
 Fixed charges, excluding preferred
  dividend requirements                      1,046       1,110         4,300      4,991     5,471     6,183     5,630
 Other                                         (13)         (1)          (39)       (14)      (15)      (16)      (25)
                                            ------      ------        ------     ------    ------    ------    ------
                                            $1,921      $1,958        $7,689     $7,659    $7,329    $7,566    $6,953
                                            ======      ======        ======     ======    ======    ======    ======

Ratio of earnings to fixed charges,
 and preferred dividends, including
 interest on deposits                         1.67        1.61          1.63       1.45      1.32      1.21      1.22

                      SEE NOTE ON PAGE 3 OF THIS EXHIBIT

                                                                   EXHIBIT 12
                                                                   ----------
                                                                   Page 3 of 3
                                                                   -----------


                            BANKAMERICA CORPORATION
                 Note to Ratio of Earnings to Fixed Charges and
                           Preferred Stock Dividends


/a/ Preferred dividend requirements represent pretax earnings necessary to cover preferred dividends declared of $60 million for both the first quarters of 1994 and 1993 and $241 million, $169 million, $61 million, $46 million, and $54 million for the years ended December 31, 1993, 1992, 1991, 1990, and 1989, respectively.